YREKA INVESTMENT GROUP
                        A California Limited Partnership

                              FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership


                                    CONTENTS



                                                                            Page
                                                                            ----
INDEPENDENT AUDITORS' REPORT ON THE
  FINANCIAL STATEMENTS                                                      1


FINANCIAL STATEMENTS
  Balance Sheets                                                            2
  Statements of Operations                                                3 - 5
  Statements of Changes in Partners' Capital                                6
  Statements of Cash Flows                                                7 - 8
  Notes to Financial Statements                                           9 - 14


INDEPENDENT AUDITORS' REPORT ON THE
  SUPPORTING DATA REQUIRED BY USDA/RD                                      15


SUPPORTING DATA REQUIRED BY USDA/RD                                      16 - 25


INDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON
  INTERNAL CONTROL OVER FINANCIAL REPORTING BASED
  ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN
  ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS                          26 - 27

                          INDEPENDENT AUDITORS' REPORT



To the Partners
Yreka Investment Group
A California Limited Partnership

     We have audited the accompanying balance sheets of Yreka Investment
Group, a California Limited Partnership, as of December 31, 2002 and 2001, and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yreka Investment Group as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

     In accordance with Government Auditing Standards, we have also issued a report dated January 8, 2003, on our consideration of Yreka Investment Group's internal control over financial reporting and our tests of its compliance with certain provisions of laws, regulations, contracts and grants. That report is an integral part of an audit performed in accordance with Government Auditing Standards and should be read in conjunction with this report in considering the results of our audit.

                                              Tate, Propp, Beggs & Sugimoto
                                              An Accountancy Corporation


January 8, 2003
Sacramento, California

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                                 BALANCE SHEETS
                           December 31, 2002 and 2001


                                     ASSETS

                                                                                                2002                 2001
                                                                                           ----------------    -----------------
Current Project Assets:
 Cash                                                                                      $          5,380     $        11,657
   Restricted cash:
     Tenant security deposits                                                                         8,750               8,750
     Taxes and insurance                                                                              5,561               5,850
     USDA/RD reserve                                                                                143,058             140,717
   Accounts receivable                                                                                9,665               8,610
   Prepaid expenses                                                                                   4,737               2,730
                                                                                           ----------------    -----------------

       Total current project assets                                                                 177,151             178,314

Property and equipment                                                                            1,479,105           1,515,961
                                                                                           ----------------    -----------------

         Total Assets                                                                      $      1,656,256     $     1,694,275
                                                                                           ================    =================

                        LIABILITIES AND PARTNERS' CAPITAL

Current Project Liabilities:
   Accounts payable                                                                        $                    $
                                                                                                      1,787                   -
   Tenant security deposits                                                                           8,750               8,750
   Note payable, current portion                                                                      5,617               5,148
                                                                                           ----------------    -----------------

       Total current project liabilities                                                             16,154              13,898

Long-Term Project Liabilities:
   Note payable, less current portion                                                             1,451,315           1,456,932

Non-Project Liabilities:
   Due to related party                                                                               1,980               2,400
                                                                                           ----------------    -----------------

       Total liabilities                                                                          1,469,449           1,473,230

Partners' capital                                                                                   186,807             221,045
                                                                                           ----------------    -----------------

         Total Liabilities and Partners' Capital                                           $      1,656,256       $   1,694,275
                                                                                              ===============    =================

                   The accompanying notes are an integral part
                          of these financial statements

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                            STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2002 and 2001


                                                                                                2002                 2001
                                                                                           ----------------    -----------------
Project Operating Income:
   Gross rent                                                                              $        64,160     $        64,362
   Rental assistance                                                                               112,465             103,848
   Less vacancies                                                                                   (5,613)             (2,177)
                                                                                           ----------------    -----------------
   Net rent                                                                                        171,012             166,033
   Other project income:
     Late charges                                                                                      464                 324
     Laundry income                                                                                  1,458               1,645
     Tenant damages                                                                                  3,860               2,109
   Interest income                                                                                   2,116               4,019
                                                                                           ----------------    -----------------
       Total project operating income                                                              178,910             174,130
                                                                                           ----------------    -----------------

Project Operating Expenses:
   Maintenance and operating:
     Caretaker                                                                                      12,395               8,978
     Supplies                                                                                        2,420               2,257
     Painting and decorating                                                                           840                 531
     General maintenance and repairs                                                                 1,362                 967
     Snow removal                                                                                        -                   -
     Elevator maintenance                                                                                -                   -
     Grounds maintenance                                                                               274                 480
     Services                                                                                          370                 566
     Furniture and furnishings replacement                                                           2,133               2,113
     Other operating expenses                                                                            -                   -
                                                                                           ----------------    -----------------

       Total maintenance and operating                                                              19,794              15,892
                                                                                           ----------------    -----------------

   Utilities:
     Electricity                                                                                     2,140               1,919
     Water                                                                                           9,670               9,460
     Sewer                                                                                           7,638               7,385
     Heating fuel/other                                                                              3,605               3,866
     Garbage and trash removal                                                                       3,695               3,510
     Other utilities                                                                                     -
                                                                                                                        (2,191)
                                                                                           ----------------    -----------------

       Total utilities                                                                              26,748              23,949
                                                                                           ----------------    -----------------

                   The accompanying notes are an integral part
                          of these financial statements

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      STATEMENTS OF OPERATIONS (CONTINUED)
                 For the Years Ended December 31, 2002 and 2001


                                                                                                2002                 2001
                                                                                           ----------------    -----------------
Project Operating Expenses (Continued):
   Administrative:
     Manager                                                                               $         10,254    $          9,832
     Management fees                                                                                 19,008              17,928
     Accounting/auditing                                                                              4,240               4,120
     Bookkeeping                                                                                          -                 864
     Legal                                                                                              953                   -
     Advertising                                                                                        335                 151
     Telephone                                                                                        1,091                 815
     Office supplies                                                                                  2,885               2,536
     Office furniture and equipment                                                                     223                 293
     Training expense                                                                                   530                   -
     Health insurance                                                                                 3,738               3,314
     Payroll taxes                                                                                    2,195               1,831
     Worker's compensation insurance                                                                  3,822               2,616
     Other administrative expenses                                                                    1,226                 946
                                                                                           ----------------    -----------------

       Total administrative                                                                          50,500              45,246
                                                                                           ----------------    -----------------

   Taxes and insurance:
     Real estate taxes                                                                               13,551              13,551
     Special assessments                                                                                  -                   -
     Other taxes, fees and permits                                                                    1,168                 899
     Property insurance                                                                               3,782               4,540
     Other insurance                                                                                  3,022                 578
                                                                                           ----------------    -----------------

       Total taxes and insurance                                                                     21,523              19,568
                                                                                           ----------------    -----------------

       Total project operating expenses                                                             118,565             104,655
                                                                                           ----------------    -----------------

                   The accompanying notes are an integral part
                          of these financial statements

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      STATEMENTS OF OPERATIONS (CONTINUED)
                 For the Years Ended December 31, 2002 and 2001


                                                                                                2002                 2001
                                                                                           ----------------    -----------------
Other Project Income (Expenses):
   Interest subsidy - PASS Credit                                                           $       94,672      $       94,672
   Depreciation and amortization                                                                   (36,856)            (36,856)
   Interest expense:
     USDA/RD 1% interest                                                                           (33,057)            (33,487)
     Interest subsidy                                                                              (94,672)            (94,672)
   Authorized capital improvements from USDA/RD reserve                                            (20,884)            (13,050)
   Authorized capital improvements from excess USDA/RD reserve                                        (510)                  -
                                                                                           ----------------    -----------------
       Total other project income (expenses)                                                       (91,307)            (83,393)
                                                                                           ----------------    -----------------

Non-Project Expenses:
   Partnership administration fee                                                                    1,980               2,400
   Tax administration fee                                                                                -                 800
                                                                                           ----------------    -----------------

       Total non-project expenses                                                                    1,980               3,200
                                                                                           ----------------    -----------------

         Net loss                                                                           $      (32,942)     $      (17,118)
                                                                                           ================    =================


                   The accompanying notes are an integral part
                          of these financial statements
                                       5

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                       STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                 For the Years Ended December 31, 2002 and 2001


                                                             General                Limited
                                                             Partner                Partner
                                                        -------------------     -----------------
                                                                                      WNC
                                                                                   California
                                                            Ronald D.               Housing
                                                           Bettencourt            Tax Credits                Total
                                                        -------------------     -----------------     --------------------

Balance, December 31, 2000                              $            1,200      $        237,459     $           238,659

Return on investment                                                    (5)                 (491)                   (496)

Net loss                                                              (171)              (16,947)                (17,118)
                                                        -------------------     -----------------     --------------------

Balance, December 31, 2001                                           1,024               220,021                 221,045

Return on investment                                                   (13)               (1,283)                 (1,296)

Net loss                                                              (329)              (32,613)                (32,942)
                                                        -------------------     -----------------     --------------------

Balance, December 31, 2002                              $              682      $        186,125     $           186,807
                                                        ===================     =================     ====================


                   The accompanying notes are an integral part
                          of these financial statements
                                       6

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2002 and 2001
                           Increase (Decrease) in Cash


                                                                                                2002                 2001
                                                                                           ----------------    -----------------
Cash Flows From Operating Activities:
   Cash received from tenants for rent                                                      $      169,957      $      159,445
   Miscellaneous cash received                                                                       7,898               8,097
   Cash paid to suppliers and employees and
     for other restricted cash                                                                    (141,070)           (117,635)
   Mortgage interest paid                                                                          (33,057)            (33,487)
   Limited partnership tax paid                                                                       (800)               (800)
                                                                                           ----------------    -----------------

     Net cash provided by operating activities                                                       2,928              15,620
                                                                                           ----------------    -----------------

Cash Flows From Investing Activities:
   Deposits to the USDA/RD reserve                                                                 (24,288)            (24,480)
   Withdrawals from the USDA/RD reserve                                                             21,947              16,901
                                                                                           ----------------    -----------------

     Net cash used by investing activities                                                          (2,341)             (7,579)
                                                                                           ----------------    -----------------

Cash Flows From Financing Activities:
   Principal payments on note payable                                                               (5,148)             (4,718)
   Return on investment                                                                             (1,296)               (496)
   Decrease in due to related party                                                                   (420)                  -
                                                                                           ----------------    -----------------

     Net cash used by financing activities                                                          (6,864)             (5,214)
                                                                                           ----------------    -----------------

Increase (decrease) in cash                                                                         (6,277)              2,827

Cash, beginning of year                                                                             11,657               8,830
                                                                                           ----------------    -----------------

Cash, end of year                                                                          $         5,380      $       11,657
                                                                                           ================    =================

                   The accompanying notes are an integral part
                          of these financial statements

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                            STATEMENTS OF CASH FLOWS (CONTINUED)
                 For the Years Ended December 31, 2002 and 2001
                           Increase (Decrease) in Cash


Reconciliation of Net Loss to Net
  Cash Provided By Operating Activities:                                                        2002                 2001
----------------------------------------
                                                                                           ----------------    -----------------

Net loss                                                                                    $      (32,942)     $      (17,118)
Adjustments to reconcile net loss to net
   cash provided by operating activities:
   Depreciation and amortization                                                                    36,856              36,856
   Increase in accounts receivable                                                                  (1,055)             (6,588)
   Increase in prepaid expenses                                                                     (2,007)               (342)
   Decrease in other restricted cash                                                                   289               2,812
   Increase in accounts payable                                                                      1,787                   -
                                                                                           ----------------    -----------------
Net cash provided by operating activities                                                  $          2,928    $        15,620
                                                                                           ================    =================

                   The accompanying notes are an integral part
                          of these financial statements

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Yreka Investment Group, a California Limited Partnership, was formed in October 1988 for the purpose of constructing and operating a 36-unit rural rental housing project located in Yreka, California, known as Siskiyou Valley Apartments. Project construction began in February 1989 and was completed in November 1989. Rental operations commenced in November 1989.

               The  major   activities  of  the  Project  are  governed  by  the
               Partnership agreement and the United States Department of Agriculture/Rural Development (USDA/RD) pursuant to Sections 515 and 521 of the Housing Act of 1949, as amended, which provide for interest and rental subsidies, respectively. USDA/RD has contracted with the Partnership to make rental assistance payments to the Partnership on behalf of qualified tenants. The contract terminates upon total disbursement of the assistance obligation.

               The following is a summary of significant accounting policies:

                    (a) The financial statements are prepared on the accrual basis of accounting.

                    (b) The Partnership is not an income tax paying entity although, as a limited partnership, it is subject to a limited partnership tax. The net income or loss of the Partnership passes through to and is reportable by the partners individually. Therefore, no provision for income taxes is reflected in these financial statements.

                    (c) Property and equipment is stated at cost. Assets are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives range from 5 to 50 years.

                    (d) Loan acquisition costs and construction period interest are amortized over 50 years using the straight-line method.

                    (e)  The   Partnership   maintains   its  cash  balances  in
                    institutions where they are insured, up to $100,000, by the Federal Deposit Insurance Corporation (FDIC).

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                  (f) The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2: TENANT SECURITY DEPOSITS

         Tenant security deposits are maintained in a separate account at a bank insured by the FDIC.

NOTE 3: TAXES AND INSURANCE RESERVE

         A separate bank account has been established to accumulate cash transfers for the payment of property taxes and insurance. During 2001, $3,000 of unrestricted cash was transferred from this interest bearing account.

NOTE 4: USDA/RD RESERVE

         The loan agreement with USDA/RD requires cash transfers to a replacement reserve account each year until $201,600 has been accumulated. Withdrawals from the reserve account may be made only with the approval and countersignature of the USDA/RD.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE 4:         USDA/RD RESERVE (CONTINUED)

                Changes in the reserve for the years ended December 31, 2002 and 2001, are as follows:

                Balance, December 31, 2000                                                                      $      133,138

                Deposits                                                                                                20,629
                Interest earned                                                                                          3,851
                Withdrawals                                                                                            (13,050)
                Interest withdrawn                                                                                      (3,851)
                                                                                                               -----------------
                Balance, December 31, 2001                                                                             140,717

                Deposits                                                                                                22,235
                Interest earned                                                                                          2,053
                Withdrawals                                                                                            (21,394)
                Interest withdrawn                                                                                        (543)
                Bank charges                                                                                               (10)
                                                                                                               -----------------
                Balance, December 31, 2002                                                                      $      143,058
                                                                                                               =================

                The underfunding of this account at December 31, 2001 was corrected in 2002.

NOTE 5:         PROPERTY AND EQUIPMENT

                Property and equipment at December 31, 2002 and 2001, was comprised of the following:

                                                                                                  2002                2001
                                                                                           ----------------    -----------------

                Land                                                                       $       157,378     $       157,378
                Building                                                                         1,786,004           1,786,004
                Furniture and equipment                                                            100,405             100,405
                                                                                           ----------------    -----------------

                                                                                                 2,043,787           2,043,787
                Less accumulated depreciation and amortization                                     564,682             527,826
                                                                                           ----------------    -----------------

                  Total property and equipment                                              $    1,479,105      $    1,515,961
                                                                                           ================    =================

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


         NOTE     6: NOTE PAYABLE

                  The Partnership has a note payable to USDA/RD in monthly installments of $11,073 including interest at 8.75% per annum, due January 1, 2040. The note is secured by a deed of trust on the apartment project.

                  The Partnership has entered into an interest subsidy agreement with USDA/RD. USDA/RD provides a monthly interest subsidy in the amount of $7,889 which reduces the effective interest rate to approximately 1% over the term of the loan. The subsidy is credited to subsidy income, and interest at 8.75% is included in interest expense. The USDA/RD regulatory agreement provides for USDA/RD to establish and control the allowable rents.

                  Principal   payments  for  the   succeeding   five  years  and
                  thereafter are as follows:

                              Year Ending December 31:
                              ------------------------
                                        2003                      $        5,617
                                        2004                               6,128
                                        2005                               6,687
                                        2006                               7,296
                                        2007                               7,960
                                     Thereafter                        1,423,244
                                                                  --------------
                                       Total                      $    1,456,932
                                                                  ==============

         NOTE     7: RELATED PARTY TRANSACTIONS

                     Fees Paid to Related Entities
                     -----------------------------

                  The general partner of the Project is a partner in The CBM Management Group. The general partner of the Project is also a shareholder in the following related entities:

         o The CBM Group, Inc. and its divisions: CBM Diversified, Consolidated Building Maintenance, and CBM Landscape. During 2002 and 2001, The CBM Group, Inc. was paid $19,008 and $17,928, respectively, in management fees and $864 in 2001 for automation services. CBM Diversified was paid $572 and $490 during 2002 and 2001, respectively, for credit checking fees.
         o Capital Resources, Inc. and its division, Atlantic Vending Services. During 2002 and 2001, Atlantic Vending Services was paid $1,458 and $1,645, respectively, for laundry facility maintenance.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 7: RELATED PARTY TRANSACTIONS (CONTINUED)

        Fees Paid to Related Entities (Continued)

        o Rural Housing Reinsurance, the surety company which provides the insurance coverage for the Project. The general partner owns a less than 5% interest in the surety company, which was paid $5,789 and $4,882 during 2002 and 2001, respectively, for insurance premiums.

        During 2001, a tax administration fee of $800 was paid to The CBM Group, Inc. as a non-project expense. (See Note 8.)

        The Project also pays The CBM Group, Inc. a ten-cent per copy fee for bulk copies of forms.

        Fees Paid in Accordance with the Partnership Agreement.
        -------------------------------------------------------

        In accordance with the partnership agreement, a fee for each of the years ended December 31, 2002 and 2001, was charged to non-project expenses as follows:

        Fee               Partner                           2002            2001
        ---               -------                           ----           -----
        Partnership       Ronald D.
        administration    Bettencourt                      $1,980         $2,400

        At December 31, 2002 and 2001, $1,980 and $2,400, respectively, were payable to the general partner for accrued partnership administration fees.

NOTE 8: PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

        Profits and losses, as adjusted for certain provisions of the Partnership agreement, are allocated 1% to the general partner and 99% to the limited partner. Under USDA/RD regulations, distributions to partners may be made from project operations only to the extent funds exceed the required contributions to the cash reserve account. Annual distributions are limited to 8% of the Partnership's initial capital investment. If the return on investment is not paid in a given year, any unpaid portion may be carried forward for one year and paid if earned. During 2002 and 2001, a portion of the 2001 and 2000 earned return on investment, $2,400 and $3,200, respectively, was used to pay non-project expenses and liabilities.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


NOTE 9:         TAXABLE LOSS

                A reconciliation of the financial statement net loss to the taxable loss of the Partnership at December 31, 2002 and 2001, is as follows:


                                                                                                  2002                2001
                                                                                           ----------------    -----------------

                 Financial statement net loss                                               $      (32,942)     $      (17,118)

                 Adjustments:
                    Excess of tax depreciation and amortization over
                      financial statement depreciation and amortization                            (28,999)            (28,999)
                    Expenses reported on tax return in excess of
                      financial statement expenses                                                    (420)                  -
                                                                                           ----------------    -----------------

                        Taxable loss                                                        $      (62,361)     $      (46,117)
                                                                                           ================    =================

NOTE 10:        CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

                The Project's operations are concentrated in the multifamily real estate market. In addition, the Project operates in a heavily regulated environment. The operations of the Project are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies, including, but not limited to, USDA/RD. Such administrative directives, rules and regulations are subject to change by an act of congress or an administrative change mandated by USDA/RD. Such changes may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

                       SUPPORTING DATA REQUIRED BY USDA/RD

                       INDEPENDENT AUDITORS' REPORT ON THE
                       SUPPORTING DATA REQUIRED BY USDA/RD



To the Partners
Yreka Investment Group
A California Limited Partnership

        We have audited the financial statements of Yreka Investment Group, a California Limited Partnership, as of and for the year ended December 31, 2002, and have issued our report thereon dated January 8, 2003. Our audit was made in accordance with auditing standards generally accepted in the United States of America and Government Auditing Standards issued by the Comptroller General of the United States and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

        Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information provided on pages 16 through 25, including USDA/RD Form RD 1930-7, has been prepared in the format and following the instructions of the USDA/RD. Those instructions prescribe practices that differ in some respects from accounting principles generally accepted in the United States of America. Accordingly, the accompanying forms are not intended to present financial position or results of operations in conformity with accounting principles generally accepted in the United States of America. The information in USDA/RD Form RD 1930-7 has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in accordance with practices and instructions prescribed by USDA/RD.

        This report is intended solely for filing with regulatory agencies and the United States Department of Agriculture/Rural Development and is not intended to be and should not be used by anyone other than these specific parties.



                                           Tate, Propp, Beggs & Sugimoto
                                           An Accountancy Corporation


January 8, 2003
Sacramento, California

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      SUPPLEMENTAL INFORMATION REQUIRED FOR
                      2002 ANNUAL REPORTS FOR 515 PROJECTS


                           Requirement                                                           Response

1.    Identity of interest.                                            See the audited financial statements of Yreka Investment
                                                                       Group, a California Limited Partnership, as of and for the
                                                                       year ended December 31, 2002, and the accompanying Note 7 -
                                                                       Related Party Transactions to the audited financial
                                                                       statements dated January 8, 2003.

2.    Funds paid to management firm in excess of the approved
      management fee.                                                  $0

3.    Incumbrance of project accounts.                                 None

4.    Project accounts.                                                Cash, account #12589-08513 maintained at Bank of America,
                                                                       2885 Bell Road, Auburn, CA 95603, with a balance of $5,230, non-interest bearing.

                                                                       Tenant security deposits, account #12589-01408 maintained at
                                                                       Bank of America, 2885 Bell Road, Auburn, CA 95603, with a
                                                                       balance of $8,750, non-interest bearing.

                                                                       Taxes and insurance reserve, account #12587-01409 maintained at Bank of America, 2885 Bell Road, Auburn, CA 95603, with a balance of $5,561, interest at 0.65% annually.

                                                                       USDA/RD reserve, account #3150963973 maintained at Union
                                                                       Bank of California, 874 Lincoln Way, Auburn, CA 95603, with a balance of $3,336, interest at 0.75% annually.

                                                                       USDA/RD reserve, account #190002253 maintained at Bank of
                                                                       Sacramento, 1750 Howe Avenue, Suite 100, Sacramento, CA
                                                                       95825, with a balance of $81,451, interest at 0.90% annually.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      SUPPLEMENTAL INFORMATION REQUIRED FOR
                2002 ANNUAL REPORTS FOR 515 PROJECTS (CONTINUED)


                        Requirement                                                              Response

4.    Project accounts (continued).                                    USDA/RD reserve, account #92-24126988, maintained at
                                                                       California Federal Bank, 2845 Bell Road, Auburn, CA 95603,
                                                                       with a balance of $58,271, interest at 1.242% annually.

5.    Total cash paid to owners in 2002.                               $3,696 return on investment was paid in 2002.  Of that
                                                                       amount, $2,400 was used to pay non-project expenses and
                                                                       liabilities, and $1,296 was paid to the owners.

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      SUPPLEMENTAL INFORMATION REQUIRED FOR
                2002 ANNUAL REPORTS FOR 515 PROJECTS (CONTINUED)


                              Requirement/Response
                              --------------------

6.    USDA/RD reserve activity.

      The reserve account activity for the year ended December 31, 2002 is summarized below:

                                                                                              Actual              Required
                                                                                         -----------------    -----------------

     Required reserve balance, December 31, 2001                                                                $      142,792

     Actual reserve balance, December 31, 2001                                            $      140,717

     Required 2002 annual reserve deposit                                                                               20,160

     Actual 2002 reserve account deposit                                                          22,235

     Less 2002 authorized withdrawals:
        06/01 Replace carpet and vinyl                               $        1,650
        07/01 Replace carpet and vinyl                                        3,198
        08/21 Reimburse legal fees                                              674
        09/18 Seal and stripe parking lot                                     4,745
        09/18 Replace carpet                                                  1,404
        09/18 Stove                                                             402
        10/11 Refrigerator                                                      426
        10/30 Weed removal, bark for planters                                 4,685
        11/26 Preventive maintenance on all units                             3,700
                                                                     ----------------
     Total 2002 authorized withdrawals                                                           (20,884)              (20,884)
                                                                                                               -----------------

     Less 2002 authorized withdrawal from excess
        reserves:
        08/21 Reimburse legal fees                                                                  (510)

     Net interest earned                                                                           1,510

     Bank charges                                                                                    (10)
                                                                                         -----------------
     Required reserve balance, December 31, 2002                                                                       142,068

     Actual reserve balance, December 31, 2002                                            $      143,058               143,058
                                                                                         =================     -----------------

     Overfunded                                                                                               $
                                                                                                                           990
                                                                                                              =================

                             YREKA INVESTMENT GROUP
                        A California Limited Partnership

                      SUPPLEMENTAL INFORMATION REQUIRED FOR
                2002 ANNUAL REPORTS FOR 515 PROJECTS (CONTINUED)


                              Requirement/Response
                              --------------------

7.    Owners' return on investment.

      Total project operating income                                                                             $     178,910

      Less total project operating expenses                                                                           (118,565)
                                                                                                               -----------------

         Net project income                                                                                             60,345

      Less authorized capital improvements from USDA/RD reserve                                                        (20,884)

      Less authorized capital improvement from excess USDA/RD reserve                                                     (510)

      Less debt service:
         Principal                                                                                                      (5,148)
         Interest                                                                                                      (33,057)

      Less required USDA/RD reserve contribution                                                                       (20,160)

      Add authorized USDA/RD reserve withdrawals                                                                        20,884

      Add authorized excess USDA/RD reserve withdrawals                                                                    510
                                                                                                               -----------------

         Surplus cash                                                                                          $         1,980
                                                                                                               =================

      Budgeted return on investment                                                                            $         3,696
                                                                                                               =================

      Available for distribution in 2003                                                                       $         1,980

      Less partnership administration fee
        (Ronald D. Bettencourt)                                                                                         (1,980)
                                                                                                               -----------------

      Net available for distribution in 2003                                                                   $             -
                                                                                                               =================

                                       25

       INDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON INTERNAL CONTROL OVER FINANCIAL REPORTING BASED ON AN AUDIT OF FINANCIAL STATEMENTS
           PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS

INDEPENDENT AUDITORS' REPORT ON COMPLIANCE AND ON INTERNAL CONTROL OVER FINANCIAL REPORTING BASED ON AN AUDIT OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH GOVERNMENT AUDITING STANDARDS



To the Partners
Yreka Investment Group
A California Limited Partnership

        We have audited the financial statements of Yreka Investment Group, a California Limited Partnership, as of and for the year ended December 31, 2002, and have issued our report thereon dated January 8, 2003. We conducted our audit in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States.

Compliance
----------

        As part of obtaining reasonable assurance about whether Yreka Investment Group's financial statements are free of material misstatement, we performed tests of its compliance with certain provisions of laws, regulations, contracts and grants, noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit and, accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance that are required to be reported under Government Auditing Standards.

Internal Control Over Financial Reporting
-----------------------------------------

        In planning and performing our audit, we considered Yreka Investment Group's internal control over financial reporting in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and not to provide assurance on the internal control over financial reporting. Our consideration of the internal control over financial reporting would not necessarily disclose all matters in the internal control over financial reporting that might be material weaknesses. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving the internal control over financial reporting and its operation that we consider to be material weaknesses.

      This report is intended solely for filing with regulatory agencies and the United States Department of Agriculture/Rural Development and is not intended to be and should not be used by anyone other than these specific parties.


                                          Tate, Propp, Beggs & Sugimoto
                                          An Accountancy Corporation


January 8, 2003
Sacramento, California